April 27, 1999

Division of Corporate Regulation
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

RE:  Information Supplemental to Annual Report on
     Form U5S for Entergy Corporation and Subsidiaries
     ("Form U5S") Relating to Participation in
     Nuclear Electric Insurance Limited ("NEIL") and
     Nuclear Mutual Limited ("NML")

Gentlemen:

As Chief Accounting Officer of Entergy Arkansas, Inc., Entergy Gulf States, Inc., Entergy Louisiana, Inc., Entergy Mississippi, Inc., Entergy New Orleans, Inc. and System Energy Resources, Inc. ("System Energy"), I hereby advise you, as information supplemental to that set forth in the Form U5S for the year ended December 31, 1998, that the attached schedules represent premium payments made to NEIL and NML during 1998 and premium distributions and credits received from NML and NEIL during 1998.

Sincerely,

/s/ Nathan E. Langston

Nathan E. Langston
Vice President and Chief Accounting Officer

NEL/AR
Attachments


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1998 Form U5S
                        1998 Premiums Paid to NEIL, EIM

NEIL I
                      Period          Trans Date      Amount  Type of Trans    Plant    Company
Extra Expense for     9/15/97-98         9/22/98    (59,559)     Credit         W3        ELI
Replacement Power     9/15/97-98         9/22/98    (29,711)     Credit         RB        EGSI
                      9/15/97-98         9/22/98    (79,945)     Credit         ANO       EAI
                      9/15/97-98         9/22/98    (13,597)     Credit         GG        EAI
                      9/15/97-98         9/22/98     (6,573)     Credit         GG        ELI
                      9/15/97-98         9/22/98     (8,976)     Credit         GG        ENOI
                      9/15/97-99         9/22/98    (16,247)     Credit         GG        EMI
                      9/15/98-4/1/99     9/12/98    246,277       Prem          W3        ELI
                      9/15/98-4/1/99     9/12/98    134,950       Prem          RB        EGSI
                      9/15/98-4/1/99     9/12/98    325,754       Prem          ANO       EAI
                      9/15/98-4/1/99     9/12/98     27,219       Prem          GG        ELI
                      9/15/98-4/1/99     9/12/98     45,812       Prem          GG        ENOI
                      9/15/98-4/1/99     9/12/98     78,973       Prem          GG        EAI
                      9/1598-4/1/99      9/12/98     81,082       Prem          GG        EMI
                                                    -------
  Total                                             725,459
                                                    =======

NEIL
                      Period          Trans Date      Amount  Type of Trans    Plant    Company
Primary Property      4/1/98-99          3/30/98   1,086,594      Prem          W3        ELI
                      4/1/98-99           4/1/98     967,311      Prem          RB        EGS
                      4/1/98-99         10/19/98       5,557      Prem          ANO       EAI
                      4/1/98-99          3/24/98   1,494,151      Prem          ANO       EAI
                      4/1/98-99          3/24/98   1,220,566      Prem          GG        SERI
                                                   ---------
  Total                                            4,774,179
                                                   =========

NEIL II
                      Period          Trans Date      Amount  Type of Trans    Plant    Company
Excess Property       11/15/98-4/1/99   11/13/98    331,671       Prem          W3        ELI
                      11/15/96-97        1/26/98    (60,144)     Credit         W3        ELI
                      11/15/98-4/1/99   11/13/98    329,647       Prem          RB        EGS
                      11/15/98-4/1/99    1/21/98    (40,820)     Credit         RB        EGS
                      11/15/98-4/1/99   11/13/98    246,152       Prem          ANO       EAI
                      11/15/98-4/1/99   11/13/98    245,018       Prem          GG        SERI
                      4/1/98-11/15/98    4/22/98   (122,309)     Credit         RB        EGS
                      4/1/97-98          1/26/98    (64,137)     Credit         ANO       EAI
                      4/1/97-98          1/26/98    (54,959)     Credit         GG        SERI
                                                  ---------
  Total                                             810,119
                                                  ---------
  Total  NEIL                                     6,309,757
                                                  =========

EIM
                      Period          Trans Date      Amount  Type of Trans
Directors & Officers  7/1/98-99          7/10/98     765,950      Prem
Excess Liability      11/1/98-99        11/23/98     542,079      Prem
                                                   ---------
  Total  EIM                                       1,308,029
                                                   =========

NOTE: NML merged with NEIL in late 1997. NEIL is a nuclear mutual insurance company. EIM is a non-nuclear mutual insurance company.




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